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EXHIBIT 23

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-103228, 333-83954, 333-81396, 333-43952, 333-33338, 333-93653, 333-85161, 333-51117, 333-33197, 333-06301) pertaining to the 1998 Supplemental Stock Option/ Stock Issuance Plan, 1993 Stock Option/ Stock Issuance Plan, and Employee Stock Purchase Plan of Ultratech Stepper, Inc. of our report dated January 17, 2003, with respect to the consolidated financial statements and schedule of Ultratech Stepper, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2002.

/s/ ERNST & YOUNG LLP

San Jose, California
March 25, 2003

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  EXHIBIT 23
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS